UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

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XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

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Cayman Islands	1-10804	98-0191089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Facilities

On December 19, 2006, XL Capital Ltd, a Cayman Islands exempted limited company (the “Company”), together with its wholly-owned subsidiaries X.L. America, Inc., a Delaware corporation (“XLA”), XL Insurance (Bermuda) Ltd, a Bermuda exempted company (“XLI”), and XL Re Ltd, a Bermuda exempted company (“XLRe” and, together with the Company, XLA and XLI, the “Account Parties”), entered into a Third Amendment Agreement (the “Amendment”) to the Master Standby Letter of Credit and Reimbursement Agreement, dated as of September 30, 2005, as amended (the “Agreement”), between the Account Parties and National Australia Bank Limited, New York Branch, as the Bank.

The Agreement provides for letters of credit in aggregate principal amount not exceeding $150,000,000 at any one time outstanding. The Amendment extends the termination date to December 31, 2007 and amends the fees payable thereunder. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On December 19, 2006, the Company, together with its wholly-owned subsidiaries XLA, XLI and XLRe (together with the Company, XLA and XLI, the “Obligors”), entered into a 364-Day Credit Agreement (the “Credit Agreement”) with Deutsche Bank AG New York Branch, as the Lender.

The Credit Agreement provides for letters of credit and revolving credit loans of up to, in the aggregate, $100,000,000. Interest and fees payable under the Credit Agreement shall be determined pursuant to the terms set forth therein. The commitments under the Credit Agreement will expire on, and amounts borrowed under the Credit Agreement may be borrowed, repaid and reborrowed from time to time until, the earlier of (i) December 19, 2007, subject to a one year extension at the option of the Obligors and (ii) the date of termination in whole of the commitments upon an optional termination or reduction of the commitments by the Obligors or upon an event of default. Each of the Company, XLA, XLI and XLRe guarantees the obligations of the other Obligors under the Credit Agreement. The Credit Agreement contains financial covenants that require the Company to maintain a minimum consolidated net worth and a maximum ratio of total consolidated debt to the sum of total consolidated debt plus consolidated net worth. In addition, the Credit Agreement contains other customary affirmative and negative covenants for credit facilities of this type as well as certain customary events of default. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Certain of the Lenders party to the Agreement and/or the Credit Agreement and their respective affiliates have, from time to time, performed various investment or commercial banking and financial advisory services for the Account Parties and the Obligors in the ordinary course of business.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Credit Agreement is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:
Exhibit No.	Description
10.1

Third Amendment Agreement, dated as of December 19, 2006, to the Master Standby Letter of Credit and Reimbursement Agreement, dated as of September 30, 2005, by and between XL Capital Ltd, X.L. America, Inc., XL Insurance (Bermuda) Ltd and XL Re Ltd, as Account Parties, and National Australia Bank Limited, New York Branch, as the Bank.

10.2

364-Day Credit Agreement, dated as of December 19, 2006, between XL Capital Ltd, X.L. America, Inc., XL Insurance (Bermuda) Ltd and XL Re Ltd, as Account Parties and Guarantors, and Deutsche Bank AG New York Branch, as the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006

XL CAPITAL LTD
(Registrant)

By:      /s/ Kirstin Romann Gould
Name: Kirstin Romann Gould
Title:  Secretary